EXHIBIT 99.1

TRANSOCEAN LTD. REPORTS SECOND QUARTER 2017 RESULTS

•	Revenues were $751 million, compared with $785 million in the first quarter of 2017;
•	Revenue efficiency(1) was 97.4 percent, compared with 97.8 percent in the first quarter of 2017;
•	Operating and maintenance expense was $333 million, compared with $343 million in the prior period;
•

Net loss attributable to controlling interest was $1.690 billion, $4.32 per diluted share, compared with net income attributable to controlling interest of $91 million, $0.23 per diluted share, in the first quarter of 2017;

•

Adjusted net income was $1 million, excluding $1.691 billion of net unfavorable items primarily related to the previously announced $1.597 billion loss on the divestiture of the jackup fleet. This compares with $4 million, $0.01 per diluted share, in the prior quarter, excluding $87 million of net favorable items;

•	Adjusted Normalized EBITDA margin was $347 million or 49 percent, compared with $361 million or 48 percent in the prior quarter;
•	Cash flows from operating activities were $319 million, up from $184 million in the prior quarter;
•

Repurchased an aggregate principal amount of debt of $1.343 billion, including cash tender offers of $1.212 billion and open market repurchases of $131 million primarily associated with near‑dated debt; and

•	Contract backlog was $10.2 billion as of the July 2017 Fleet Status Report.

ZUG, Switzerland—August 2, 2017—Transocean Ltd. (NYSE: RIG) today reported net loss attributable to controlling interest of $1.690 billion, $4.32 per diluted share, for the three months ended June 30, 2017.

Second quarter 2017 results included net unfavorable items of $1.691 billion, or $4.32 per diluted share as follows:

•	$1.597 billion, $4.08 per diluted share, loss on the divestiture of the jackup fleet;
•	$113 million, $0.29 per diluted share, loss on impairment of primarily the midwater floater asset group;
•	$48 million, $0.12 per diluted share, loss related to the early retirement of debt; and
•	$3 million associated with unfavorable litigation matters and restructuring charges.

These net unfavorable items were partially offset by:

•	$70 million, $0.17 per diluted share, in discrete tax benefits.

After consideration of these net unfavorable items, second quarter 2017 adjusted net income was $1 million.

Contract drilling revenues for the three months ended June 30, 2017, decreased $33 million sequentially to $705 million due primarily to reduced activity.

Other revenues were $46 million, compared with $47 million in the prior quarter.

Operating and maintenance expense was $333 million, including  $4 million in unfavorable items associated with litigation matters and restructuring charges.  This compares with  $343 million in the prior quarter,  including  $8 million in favorable items associated with litigation matters. The decrease was due to ongoing cost control initiatives and a favorable adjustment to value added taxes, partially offset by reactivation costs related to the contract preparation on the harsh environment semisubmersible Transocean Barents.

General and administrative expense was $35 million, down from  $39 million in the first quarter of 2017.   The decrease was due largely to the reimbursement of legal fees and other costs related to the settlement of a court case.

Depreciation expense was $219 million, down from $232 million in the first quarter of 2017. The decrease was due to the sale of the jackup fleet.

Interest expense, net of amounts capitalized, was $129 million, compared with $127 million in the prior quarter. Capitalized interest was unchanged at  $30 million. Interest income was $7 million, compared with $6 million in the prior quarter.

The Effective Tax Rate(2) was 2.2 percent, up from (73.0) percent in the prior quarter. The increase was due primarily to lower pre‑tax income largely associated with the loss on sale of the jackup fleet.  The Effective Tax Rate excluding discrete items(3) was 74.0 percent, compared with 82.1 percent in the previous quarter.

Cash flows from operating activities increased $135 million sequentially to $319 million due primarily to the collection of certain receivables.

Second quarter 2017 capital expenditures of $136 million were primarily related to the company’s newbuild drillships. This compares with $122 million in the previous quarter.

“We continue to safely and efficiently convert our industry leading $10.2 billion backlog into cash,” said Jeremy Thigpen, President and Chief Executive Officer. “Across our global fleet, we have now operated for 15 consecutive months without a single lost time incident. Our revenue efficiency, which is a close proxy for rig uptime, once again exceeded 97%. And, despite a sequential decline in revenue, our Adjusted Normalized EBITDA improved to 49%.”

Thigpen added: “In addition to this excellent and consistent operating performance, during the quarter, we continued to further strengthen our balance sheet, including the private offering of $410 million in senior secured notes, the divestiture of the jackup fleet for a total consideration of $1.35 billion, and a successful cash tender offer resulting in the repurchase of approximately $1.2 billion in existing notes with maturities between 2017 and 2021.”

Non-GAAP Financial Measures

We present our operating results in accordance with accounting principles generally accepted in the U.S. (U.S. GAAP). We believe certain financial measures, such as Adjusted Net Income, EBITDA, Adjusted EBITDA and Adjusted Normalized EBITDA, which are non-GAAP measures, provide users of our financial statements with supplemental information that may be useful in evaluating our operating performance. We believe that such non-GAAP measures, when read in conjunction with our operating results presented under U.S. GAAP, can be used to better assess our performance from period to period and relative to performance of other companies in our industry, without regard to financing methods, historical cost basis or capital structure. Such non-GAAP measures should be considered as a supplement to, and not as a substitute for, financial measures prepared in accordance with U.S. GAAP.

All non-GAAP measure reconciliations to the most comparative U.S. GAAP measures are displayed in quantitative schedules on the company’s website at: www.deepwater.com.

About Transocean

Transocean is a leading international provider of offshore contract drilling services for oil and gas wells. The company specializes in technically demanding sectors of the global offshore drilling business with a particular focus on deepwater and harsh environment drilling services, and believes that it operates one of the most versatile offshore drilling fleets in the world.

Transocean owns or has partial ownership interests in, and operates a fleet of 44 mobile offshore drilling units consisting of 30 ultra-deepwater floaters, seven harsh environment floaters, three deepwater floaters and four midwater floaters. We also operate two high-specification jackups that were under drilling contracts when the rigs were sold, and we continue to operate these jackups until completion or novation of the drilling contracts. In addition, the company has four ultra-deepwater drillships under construction or under contract to be constructed.

For more information about Transocean, please visit: www.deepwater.com.

Conference Call Information

Transocean will conduct a teleconference starting at 9 a.m. EDT, 3 p.m. CEST, on Thursday, August 3, 2017, to discuss the results. To participate, dial +1 719-325-2440 and refer to confirmation code 6269827 approximately 10 minutes prior to the scheduled start time.

The teleconference will be simulcast in a listen-only mode over the internet and can be accessed at: www.deepwater.com, by selecting Investors, News, and Webcasts. Supplemental materials that may be referenced during the teleconference will be posted to Transocean’s website and can be found by selecting Investors, Financial Reports.

A replay of the conference call will be available after 12 p.m. EDT, 6 p.m. CEST, on August 3, 2017. The replay, which will be archived for approximately 30 days, can be accessed at +1 719-457-0820, passcode 6269827 and PIN 9876.   The replay will also be available on the company’s website.

Forward-Looking Statements

The statements described in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements contain words such as "possible," "intend," "will," "if," "expect," or other similar expressions. Forward-looking statements are based on management’s current expectations and assumptions, and are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, actual results could differ materially from those indicated in these forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, estimated duration of customer contracts, contract dayrate amounts, future contract commencement dates and locations, planned shipyard projects and other out-of-service time, sales of drilling units, timing of the company’s newbuild deliveries, operating hazards and delays, risks associated with international operations, actions by customers and other third parties, the future prices of oil and gas, the intention to scrap certain drilling rigs, the results of our final accounting for the periods presented in this press release and other factors, including those and other risks discussed in the company's most recent Annual Report on Form 10-K for the year ended December 31, 2016, and in the company's other filings with the SEC, which are available free of charge on the SEC's website at: www.sec.gov. Should one or more of these risks or uncertainties materialize (or the other consequences of such a development worsen), or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or expressed or implied by such forward-looking statements. All subsequent written and oral forward-looking statements attributable to the company or to persons acting on our behalf are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that occur, or which we become aware of, after the date hereof, except as otherwise may be required by law. All non-GAAP financial measure reconciliations to the most comparative GAAP measure are displayed in quantitative schedules on the company’s website at: www.deepwater.com.

This press release, or referenced documents, do not constitute an offer to sell, or a solicitation of an offer to buy, any securities, and do not constitute an offering prospectus within the meaning of article 652a or article 1156 of the Swiss Code of Obligations. Investors must rely on their own evaluation of Transocean and its securities, including the merits and risks involved. Nothing contained herein is, or shall be relied on as, a promise or representation as to the future performance of Transocean.

Notes

(1)

Revenue efficiency is defined as actual contract drilling revenues for the measurement period divided by the maximum revenue calculated for the measurement period, expressed as a percentage. Maximum revenue is defined as the greatest amount of contract drilling revenues the drilling unit could earn for the measurement period, excluding amounts related to incentive provisions. See the accompanying schedule entitled “Revenue Efficiency.”

(2)

Effective Tax Rate is defined as income tax expense for continuing operations divided by income from continuing operations before income taxes. See the accompanying schedule entitled “Supplemental Effective Tax Rate Analysis.”

(3)

Effective Tax Rate excluding discrete items is defined as income tax expense from continuing operations, excluding various discrete items (such as changes in estimates and tax on items excluded from income before income taxes), divided by income from continuing operations before income tax expense excluding gains and losses on sales and similar items pursuant to the accounting standards for income taxes and estimating the annual effective tax rate. See the accompanying schedule entitled “Supplemental Effective Tax Rate Analysis.”

Analyst Contacts:

Bradley Alexander

+1 713-232-7515

Diane Vento

+1 713-232-8015

Media Contact:

Pam Easton

+1 713-232-7647

TRANSOCEAN LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(In millions, except share data)
(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2017	2016	2017	2016

Operating revenues
Contract drilling revenues	$705	$915	$1,443	$2,026
Other revenues	46	25	93	255
	751	940	1,536	2,281
Costs and expenses
Operating and maintenance	333	497	676	1,152
Depreciation	219	225	451	442
General and administrative	35	41	74	84
	587	763	1,201	1,678
Loss on impairment	(113)	(12)	(113)	(15)
Loss on disposal of assets, net	(1,595)	(2)	(1,593)	(1)
Operating income (loss)	(1,544)	163	(1,371)	587

Other income (expense), net
Interest income	7	4	13	10
Interest expense, net of amounts capitalized	(129)	(98)	(256)	(187)
Gain (loss) on retirement of debt	(48)	38	(48)	38
Other, net	(2)	3	1	2
	(172)	(53)	(290)	(137)
Income (loss) from continuing operations before income tax expense	(1,716)	110	(1,661)	450
Income tax expense (benefit)	(37)	18	(77)	116
Income (loss) from continuing operations	(1,679)	92	(1,584)	334
Income from discontinued operations, net of tax	—	1	—	—

Net income (loss)	(1,679)	93	(1,584)	334
Net income attributable to noncontrolling interest	11	11	15	17
Net income (loss) attributable to controlling interest	$(1,690)	$82	$(1,599)	$317

Earnings (loss) per share—basic
Earnings (loss) from continuing operations	$(4.32)	$0.22	$(4.09)	$0.86
Earnings (loss) from discontinued operations	—	—	—	—
Earnings (loss) per share	$(4.32)	$0.22	$(4.09)	$0.86

Earnings (loss) per share—diluted
Earnings (loss) from continuing operations	$(4.32)	$0.22	$(4.09)	$0.86
Earnings (loss) from discontinued operations	—	—	—	—
Earnings (loss) per share	$(4.32)	$0.22	$(4.09)	$0.86

Weighted-average shares outstanding
Basic	391	365	391	365
Diluted	391	365	391	365

TRANSOCEAN LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions, except share data)
(Unaudited)

	June 30,	December 31,
	2017	2016

Assets
Cash and cash equivalents	$2,471	$3,052
Accounts receivable, net of allowance for doubtful accounts of less than $1 at June 30, 2017 and December 31, 2016	624	898
Materials and supplies, net of allowance for obsolescence of $150 and $153 at June 30, 2017 and December 31, 2016, respectively	517	561
Restricted cash	537	466
Other current assets	137	121
Total current assets	4,286	5,098

Property and equipment	24,717	27,372
Less accumulated depreciation	(5,816)	(6,279)
Property and equipment, net	18,901	21,093
Deferred income taxes, net	301	298
Other assets	359	400
Total assets	$23,847	$26,889

Liabilities and equity
Accounts payable	$173	$206
Accrued income taxes	69	95
Debt due within one year	865	724
Other current liabilities	751	960
Total current liabilities	1,858	1,985

Long-term debt	6,525	7,740
Deferred income taxes, net	155	178
Other long-term liabilities	1,058	1,153
Total long-term liabilities	7,738	9,071

Commitments and contingencies
Redeemable noncontrolling interest	42	28

Shares, CHF 0.10 par value, 417,060,033 authorized, 143,783,041 conditionally authorized and 394,801,990 issued at June 30, 2017 and December 31, 2016 and 391,181,430 and 389,366,241 outstanding at June 30, 2017 and December 31, 2016, respectively	37	36
Additional paid-in capital	11,011	10,993
Retained earnings	3,457	5,056
Accumulated other comprehensive loss	(300)	(283)
Total controlling interest shareholders’ equity	14,205	15,802
Noncontrolling interest	4	3
Total equity	14,209	15,805
Total liabilities and equity	$23,847	$26,889

TRANSOCEAN LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Six months ended
	June 30,
	2017	2016
Cash flows from operating activities
Net income (loss)	$(1,584)	$334
Adjustments to reconcile to net cash provided by operating activities:
Depreciation	451	442
Share-based compensation expense	21	23
Loss on impairment	113	15
Loss on disposal of assets, net	1,593	1
(Gain) loss on retirement of debt	48	(38)
Deferred income tax expense (benefit)	(39)	39
Other, net	18	7
Changes in deferred revenues, net	(104)	(26)
Changes in deferred costs, net	28	52
Changes in other operating assets and liabilities, net	(42)	(11)
Net cash provided by operating activities	503	838

Cash flows from investing activities
Capital expenditures	(258)	(826)
Proceeds from disposal of assets, net	329	15
Other, net	(15)	—
Net cash provided by (used in) investing activities	56	(811)

Cash flows from financing activities
Proceeds from issuance of debt, net of issue costs	403	—
Repayments of debt	(1,533)	(251)
Deposits to cash accounts restricted for financing activities	(57)	(24)
Proceeds from cash accounts and investments restricted for financing activities	50	73
Distributions to holders of noncontrolling interest	—	(16)
Other, net	(3)	5
Net cash used in financing activities	(1,140)	(213)

Net decrease in cash and cash equivalents	(581)	(186)
Cash and cash equivalents at beginning of period	3,052	2,339
Cash and cash equivalents at end of period	$2,471	$2,153

TRANSOCEAN LTD. AND SUBSIDIARIES
FLEET OPERATING STATISTICS

	Operating Revenues (in millions)
	Three months ended			Six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2017	2017	2016	2017	2016
Contract drilling revenues
Ultra-deepwater floaters	$497	$505	$553	$1,002	$1,174
Harsh environment floaters	104	122	100	226	281
Deepwater floaters	36	35	51	71	136
Midwater floaters	18	13	133	31	271
High-specification jackups	50	63	74	113	157
Contract intangible revenue	—	—	4	—	7
Total contract drilling revenues	705	738	915	1,443	2,026

Other revenues
Customer early termination fees	40	37	9	77	218
Customer reimbursement revenues and other	6	10	16	16	37
Total other revenues	46	47	25	93	255
Total revenues	$751	$785	$940	$1,536	$2,281

	Average Daily Revenue (1)
	Three months ended			Six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2017	2017	2016	2017	2016
Ultra-deepwater floaters	$482,200	$519,900	$500,300	$500,500	$494,900
Harsh environment floaters	262,200	276,700	343,500	269,900	452,500
Deepwater floaters	199,000	192,000	238,600	195,500	278,600
Midwater floaters	100,300	92,300	304,600	96,700	331,200
High-specification jackups	142,800	141,200	137,900	141,900	144,100
Total drilling fleet	$329,900	337,700	$352,500	$333,800	$374,800

	Utilization (2)
	Three months ended			Six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2017	2017	2016	2017	2016
Ultra-deepwater floaters	38%	36%	43%	37%	46%
Harsh environment floaters	62%	70%	46%	66%	49%
Deepwater floaters	67%	67%	52%	67%	56%
Midwater floaters	33%	27%	48%	30%	43%
High-specification jackups	54%	50%	59%	52%	60%
Total drilling fleet	44%	43%	47%	44%	49%

	Revenue Efficiency (3)
	Three months ended			Years ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2017	2017	2016	2017	2016
Ultra-deepwater floaters	97.1%	97.8%	96.6%	97.5%	95.4%
Harsh environment floaters	98.4%	97.0%	98.3%	97.6%	98.5%
Deepwater floaters	95.6%	92.6%	96.9%	94.1%	97.2%
Midwater floaters	98.8%	91.3%	98.6%	95.4%	98.1%
High-specification jackups	98.7%	104.1%	86.8%	101.6%	86.7%
Total drilling fleet	97.4%	97.8%	96.2%	97.6%	95.5%

(1) Average daily revenue is defined as contract drilling revenues earned per operating day. An operating day is defined as a calendar day during which a rig is contracted to earn a dayrate during the firm contract period after commencement of operations.

(2) Rig utilization is defined as the total number of operating days divided by the total number of available rig calendar days in the measurement period, expressed as a percentage.

(3) Revenue efficiency is defined as actual contract drilling revenues for the measurement period divided by the maximum revenue calculation for the measurement period, expressed as a percentage. Maximum revenue is defined as the greatest amount of contract drilling revenues the drilling unit could earn for the measurement period, excluding amounts related to incentive provisions.

TRANSOCEAN LTD. AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
ADJUSTED NET INCOME AND ADJUSTED DILUTED EARNINGS PER SHARE
(In millions, except per share data)

	YTD	QTD	QTD
	06/30/17	06/30/17	03/31/17
Adjusted Net Income
Net income (loss) attributable to controlling interest, as reported	$(1,599)	$(1,690)	$91
Add back (subtract):
Litigation matters	(7)	1	(8)
Restructuring charges	2	2	—
Loss on impairment of assets	113	113	—
(Gain) loss on disposal of assets, net	1,595	1,597	(2)
Loss on retirement of debt	48	48	—
Discrete tax items and other, net	(147)	(70)	(77)
Net income, as adjusted	$5	$1	$4

Adjusted Diluted Earnings Per Share:
Diluted earnings (loss) per share, as reported	$(4.09)	$(4.32)	$0.23
Add back (subtract):
Litigation matters	(0.02)	—	(0.02)
Restructuring charges	—	—	—
Loss on impairment of assets	0.29	0.29	—
Loss on disposal of assets, net	4.08	4.08	—
Loss on retirement of debt	0.12	0.12	—
Discrete tax items and other, net	(0.37)	(0.17)	(0.20)
Diluted earnings per share, as adjusted	$0.01	$—	$0.01

	YTD	QTD	YTD	QTD	YTD	QTD	QTD
	12/31/16	12/31/16	09/30/16	09/30/16	06/30/16	06/30/16	03/31/16
Adjusted Net Income
Net income attributable to controlling interest, as reported	$778	$243	$535	$218	$317	$82	$235
Add back (subtract):
Litigation matters	(28)	(28)	—	—	—	—	—
Restructuring charges	26	11	15	4	11	7	4
Loss on impairment of assets	91	66	25	11	14	12	2
Gain on disposal of assets, net	(13)	(5)	(8)	(3)	(5)	(4)	(1)
Gain on retirement of debt	(148)	—	(148)	(110)	(38)	(38)	—
(Income) loss from discontinued operations	—	—	—	—	—	(1)	1
Discrete tax items and other, net	(50)	(26)	(24)	(32)	8	7	1
Net income, as adjusted	$656	$261	$395	$88	$307	$65	$242

Adjusted Diluted Earnings Per Share:
Diluted earnings per share, as reported	$2.08	$0.64	$1.44	$0.59	$0.86	$0.22	$0.64
Add back (subtract):
Litigation matters	(0.08)	(0.07)	—	—	—	—	—
Restructuring charges	0.07	0.03	0.04	0.01	0.03	0.02	0.01
Loss on impairment of assets	0.25	0.16	0.06	0.03	0.04	0.03	—
Gain on disposal of assets, net	(0.04)	(0.01)	(0.02)	(0.01)	(0.01)	(0.01)	—
Gain on retirement of debt	(0.40)	—	(0.40)	(0.30)	(0.11)	(0.11)	—
(Income) loss from discontinued operations	—	—	—	—	—	—	—
Discrete tax items and other, net	(0.12)	(0.06)	(0.06)	(0.08)	0.02	0.02	—
Diluted earnings per share, as adjusted	$1.76	$0.69	$1.06	$0.24	$0.83	$0.17	$0.65

TRANSOCEAN LTD. AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
EARNINGS BEFORE INTEREST, TAXES AND DEPRECIATION AND RELATED MARGINS
(In millions, except percentages)

	YTD	QTD	QTD
	06/30/17	06/30/17	03/31/17

Operating revenues	$1,536	$751	$785
Drilling contract termination fees	(77)	(40)	(37)
Adjusted Normalized Revenues	$1,459	$711	$748

Net income (loss)	$(1,584)	$(1,679)	$95
Interest expense, net of interest income	243	122	121
Income tax expense (benefit)	(77)	(37)	(40)
Depreciation expense	451	219	232
EBITDA	(967)	(1,375)	408

Litigation matters	(6)	2	(8)
Restructuring charges	2	2	—
Loss on impairment of assets	113	113	—
(Gain) loss on disposal of assets, net	1,595	1,597	(2)
Loss on retirement of debt	48	48	—
Adjusted EBITDA	785	387	398

Drilling contract termination fees	(77)	(40)	(37)
Adjusted Normalized EBITDA	$708	$347	$361

EBITDA margin	(63)%	(183)%	52%
Adjusted EBITDA margin	51%	52%	51%
Adjusted Normalized EBITDA margin	49%	49%	48%

	YTD	QTD	YTD	QTD	YTD	QTD	QTD
	12/31/16	12/31/16	09/30/16	09/30/16	06/30/16	06/30/16	03/31/16

Operating revenues	$4,161	$974	$3,187	$906	$2,281	$940	$1,341
Drilling contract termination fees	(396)	(169)	(227)	(9)	(218)	(9)	(209)
Adjusted Normalized Revenues	$3,765	$805	$2,960	$897	$2,063	$931	$1,132

Net income	$827	$257	$570	$236	$334	$93	$241
Interest expense, net of interest income	389	108	281	104	177	94	83
Income tax expense (benefit)	107	(15)	122	6	116	18	98
Depreciation expense	893	226	667	225	442	225	217
EBITDA	2,216	576	1,640	571	1,069	430	639

Restructuring charges	28	11	17	4	13	8	5
Litigation matters	(30)	(30)	—	—	—	—	—
Loss on impairment of assets	93	67	26	11	15	12	3
Gain on disposal of assets, net	(13)	(5)	(8)	(3)	(5)	(4)	(1)
Gain on retirement of debt	(148)	—	(148)	(110)	(38)	(38)	—
(Income) loss from discontinued operations, net of tax	—	—	—	—	—	(1)	1
Adjusted EBITDA	2,146	619	1,527	473	1,054	407	647

Drilling contract termination fees	(396)	(169)	(227)	(9)	(218)	(9)	(209)
Adjusted Normalized EBITDA	$1,750	$450	$1,300	$464	$836	$398	$438

EBITDA margin	53%	59%	51%	63%	47%	46%	48%
Adjusted EBITDA margin	52%	64%	48%	52%	46%	43%	48%
Adjusted Normalized EBITDA margin	46%	56%	44%	52%	41%	43%	39%

TRANSOCEAN LTD. AND SUBSIDIARIES
SUPPLEMENTAL EFFECTIVE TAX RATE ANALYSIS
(In millions, except tax rates)

	Three months ended			Year ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2017	2017	2016	2017	2016
Income (loss) from continuing operations before income taxes	$(1,716)	$55	$110	$(1,661)	$450
Add back (subtract):
Litigation matters	2	(8)	—	(6)	—
Restructuring charges	2	—	8	2	13
Loss on impairment of assets	113	—	12	113	15
(Gain) loss on disposal of assets, net	1,597	(2)	(4)	1,595	(5)
(Gain) loss on retirement of debt	48	—	(38)	48	(38)
Adjusted income from continuing operations before income taxes	46	45	88	91	435

Income tax expense (benefit) from continuing operations	(37)	(40)	18	(77)	116
Add back (subtract):
Litigation matters	1	—	—	1	—
Restructuring charges	—	—	1	—	2
Loss on impairment of assets	—	—	—	—	1
Changes in estimates (1)	70	77	(7)	147	(8)
Adjusted income tax expense from continuing operations (2)	$34	$37	$12	$71	$111

Effective Tax Rate (3)	2.2%	(73.0)%	16.9%	4.7%	26.1%

Effective Tax Rate, excluding discrete items (4)	74.0%	82.1%	14.1%	78.0%	25.7%

(1) Our estimates change as we file tax returns, settle disputes with tax authorities or become aware of other events and include changes in
(a) deferred taxes, (b) valuation allowances on deferred taxes and (c) other tax liabilities.

(2) The three and six months ended June 30, 2017 includes $(2) million of additional tax expense (benefit) reflecting the catch-up effect of an increase (decrease) in the annual effective tax rate from the previous quarter estimate.

(3) Our effective tax rate is calculated as income tax expense for continuing operations divided by income from continuing operations before income taxes.

(4) Our effective tax rate, excluding discrete items, is calculated as income tax expense for continuing operations, excluding various discrete items (such as changes in estimates and tax on items excluded from income before income taxes), divided by income from continuing operations before income tax expense, excluding gains and losses on sales and similar items pursuant to the accounting standards for income taxes and estimating the annual effective tax rate.